SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 10, 2004

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16463 (Commission File Number)	13-4004153 (I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Press Release

Item 5. Other Events and Regulation FD Disclosure.

On June 10, 2004, Peabody Energy Corporation (“Peabody”) announced via press release that it had signed a definitive agreement to purchase a 25.5 percent interest in the Paso Diablo Mine in Venezuela from RAG Coal International AG for US$37.5 million in cash. A copy of Peabody’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of Peabody Energy Corporation dated June 10, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
/s/ Richard A. Navarre
Date: June 15, 2004	Richard A. Navarre
Executive Vice President and
Chief Financial Officer

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